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                                                                    Exhibit 10.1


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 6, 1998 (herein sometimes referred to as the "Agreement"), among COINEXX CORPORATION, a Delaware corporation ("Coinexx"), R. MARK ELMORE ("Elmore") on the one hand, and PC411, INC., a Delaware corporation ("PC411") and PC411 ACQUISITION CORP., a Delaware corporation ("Newco") on the other hand.

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of each of Newco, Coinexx and PC411 deem it desirable and in the best interests of their respective corporations and stockholders that Newco merge with and into Coinexx (the "Merger") in accordance with this Agreement and the applicable laws of the State of Delaware;

         WHEREAS, the Merger is intended to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Elmore owns in excess of 50% of the issued and outstanding shares of the capital stock of Coinexx.

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                      MERGER OF NEWCO WITH AND INTO COINEXX

         1.01     Merger and Surviving Corporation.

                  (a) Pursuant to the applicable law of the State of Delaware, on the Effective Date (as hereinafter defined) Newco shall merge with and into Coinexx, and Coinexx shall be





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the surviving corporation after the Merger (the "Surviving Corporation") and shall continue to exist under the provisions of the General Corporation Law of the State of Delaware ("GCL") as a wholly-owned subsidiary of PC411. The name of the Surviving Corporation shall be Coinexx Corporation. The separate existence of Newco shall cease upon the Effective Date (as defined below).

                  (b) The Certificate of Incorporation of Coinexx, as amended to reflect the changes set forth in Exhibit A from and after the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the GCL.

                  (c) The By-Laws of Coinexx shall, from and after the Effective Date, be the By-Laws of the Surviving Corporation, until altered or amended in accordance with the GCL or as provided herein.

         1.02 Effectiveness of the Merger. In the event that all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall either have been satisfied or waived, a Certificate of Merger under the applicable provisions of the GCL substantially in the form annexed hereto as Exhibit B (the "Merger Certificate"), shall be delivered for filing on the Closing Date (as defined below) to the Secretary of State of Delaware and shall become effective upon the acceptance of the filing of such Merger Certificate by the appropriate state authorities of Delaware, which date shall be the "Effective Date" for purposes of this Agreement and which date shall be as soon as practicable after the Closing.

         1.03 Conversion of Newco Stock and Coinexx Stock. The manner and basis of converting the shares of capital stock of Newco and Coinexx shall be as follows:





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                  (a) Each of the 100 outstanding shares of common stock of
Newco (the "Newco Stock"), issued and outstanding at the Effective Date and all rights with respect thereto shall, by reason of and simultaneous with the Merger and without any action on the part of Newco be converted into and shall become one share of the Surviving Corporation's Common Stock, par value $.01 per share, which shares shall be the sole issued and outstanding shares of the capital stock of the Surviving Corporation immediately following the Effective Date.

                  (b) (i) Each share of the common stock of Coinexx, par value $.001 per share (the "Coinexx Common Stock"), and each share of Series A Convertible Preferred Stock, par value $1.00 of Coinexx (the "Coinexx Preferred Stock") issued and outstanding at the Effective Date and all rights with respect thereto shall, by reason of and simultaneous with the Merger and without any action on the part of the holders thereof (except with respect to any Dissenting Shares as defined in Section 1.03(b)(iii) below), be canceled and converted into
(A) the right to receive a fixed number of shares of Common Stock, par value $.01 per share, of PC411 (the "PC411 Common Stock") as determined pursuant to
Section 1.04 (collectively the "Fixed Exchange Shares") and (B) the right to receive such additional number of shares of PC411 Common Stock, if any, as determined pursuant to Section 1.05 (collectively the "Contingent Exchange Shares") (the Fixed Exchange Shares and the Contingent Exchange Shares sometimes being collectively referred to as the "Exchange Shares").

                           (ii) All rights with respect to shares of Coinexx
Common Stock and Coinexx Preferred Stock shall cease and terminate at the Effective Date, notwithstanding that any certificates evidencing said shares of Coinexx Common Stock or Coinexx Preferred Stock shall not have been surrendered to PC411 as provided in Section 1.04(a), and the holders of




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said shares shall have no interest in or claims against the Surviving
Corporation, except for the right to receive Exchange Shares in accordance with the terms hereof (and the right to receive payment for any Dissenting Shares in accordance with the applicable provisions of the GCL).

                           (iii) Any Dissenting Shares owned by the holders
thereof shall not be converted into or represent the right to receive shares of PC411 Common Stock and shall be entitled only to receive payment for such Dissenting Shares in accordance with the provisions of Section 262 of the GCL, provided that such holders comply with each of the requirements and procedures set forth therein. If any holder of Dissenting Shares shall effectively withdraw or lose his rights as a dissenting shareholder under such provisions, then such Dissenting Shares shall be converted into the right to receive Exchange Shares in accordance with the provisions of this Section 1.03(b)(i). For the purposes hereof, "Dissenting Shares" shall mean any shares of Coinexx Common Stock or Coinexx Preferred Stock as to which the holder thereof has complied with each of the requirements and procedures for dissenting stockholders set forth in Section 262 of the GCL in order to be entitled to receive payment for such shares.

                  (c) Immediately following the Effective Date, any and all options or other rights to acquire any shares of the capital stock or other equity securities of Coinexx shall be cancelled and shall thereafter be void and of no further force and effect.

         1.04     Fixed Exchange Shares.

                  (a) Immediately following the Effective Date (i) each holder of certificates evidencing outstanding shares of Coinexx Common Stock (other than any Dissenting Shares), upon the surrender of such certificates to PC411, properly endorsed, shall be entitled to receive certificates registered in the name of such holder for that number of full shares of PC411 Common Stock as shall be equal to the Common Exchange Rate Per Share (as defined




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below) multiplied by the number of shares of Coinexx Common Stock evidenced by the certificates being surrendered; and (ii) each holder of certificates evidencing outstanding shares of Coinexx Preferred Stock (other than any Dissenting Shares), upon the surrender of such certificates to PC411, properly endorsed, shall be entitled to receive certificates registered in the name of such holder for that number of shares of PC411 Common Stock as shall be equal to the Preferred Exchange Rate Per Share (as defined below) multiplied by the number of shares of Coinexx Preferred Stock evidenced by the certificates being surrendered. Any fractional shares of PC411 Common Stock resulting from the application of the Common Exchange Rate Per Share or the Preferred Exchange Rate Per Share shall be disregarded.

                  (b) The Common Exchange Rate Per Share shall be equal to a fraction the numerator of which shall be 147,500 and the denominator of which shall be the total number of shares of Coinexx Common Stock outstanding plus the product of 1000 times the total number of shares of Coinexx Preferred Stock issued and outstanding on the Closing Date all as set forth in the Outstanding Share Certificate (as defined in Section 8.14 hereof).

                  (c) The Preferred Exchange Rate Per Share shall be equal to the Common Exchange Rate Per Share multiplied by 1000.

         1.05     Contingent Exchange Shares.

                  (a) As used in this Section 1.05 the following terms shall have the following respective meanings:

         "First Delivery Date" shall mean the day which is twelve months after the Closing Date; provided, however, that if prior to such date the employment of Elmore under the Elmore Employment Agreement (as defined below) has been terminated for any reason whatsoever, including, without limitation, the breach of such Employment Agreement by the




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Surviving Corporation (an "Elmore Employment Termination"), then the First
Delivery Date shall mean the day which is twenty-four months after the Closing Date.

         "Second Delivery Date" shall mean the day which is twelve months after the First Delivery Date; provided, however, that if subsequent to the First Delivery Date and prior to the Second Delivery Date, an Elmore Employment Termination has occurred, then the Second Delivery Date shall mean the day which is twenty four months after the First Delivery Date.

         "Third Delivery Date" shall mean the day which is twelve months after the Second Delivery Date; provided, however, that if subsequent to the Second Delivery Date and prior to the Third Delivery Date, an Elmore Employment Termination has occurred, then the Third Delivery Date shall mean the day which is twenty four months after the Second Delivery Date.

         "Engaged in the Coinexx Business" shall mean being engaged in the business of providing (by sale, lease, rental or otherwise) machines that dispense tobacco products utilizing a remote control system.

                  (b) If, on the First Delivery Date, the Surviving Corporation shall be actively Engaged in the Coinexx Business, then, and in such event, each holder of Coinexx Common Stock and each holder of Coinexx Preferred Stock shall be entitled to receive that number of shares of PC411 Common Stock as shall be equal to the number of Fixed Exchange Shares received by such holder.

                  (c) If, on the Second Delivery Date, the Surviving Corporation shall be actively Engaged in the Coinexx Business, then, and in such event, each holder of Coinexx Common Stock and each holder of Coinexx Preferred Stock shall be entitled to receive that number of shares of PC411 Common Stock as shall be equal to the number of Fixed Exchange Shares received by such holder.





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                  (d) If, on the Third Delivery Date, the Surviving Corporation
shall be actively Engaged in the Coinexx Business, then, and in such event, each holder of Coinexx Common Stock and each holder of Coinexx Preferred Stock shall be entitled to receive that number of shares of PC411 Common Stock as shall be equal to the number of Fixed Exchange Shares received by such holder.

                  (e) If at any time prior to the Third Delivery Date (i) the closing bid price of PC411 Common Stock on the primary market or exchange, as the case may be, where such PC411 Common Stock is then traded, shall be in excess of $15.00 per share for 60 consecutive trading days and (ii) on the 60th of such consecutive days, the Surviving Corporation shall be actively Engaged in the Coinexx Business then, and in such event, all of the conditions of Sections 1.05(b), 1.05(c) and 1.05(d) shall be deemed to have been met and each holder of Coinexx Common Stock and Coinexx Preferred Stock shall be entitled to receive the total number of shares of PC411 Common Stock to be received by such holder pursuant to Sections 1.05(b), 1.05(c) and 1.05(d) less such number of shares of PC411 Common Stock, if any, as has previously been delivered to such holder pursuant to Sections 1.05(b) and 1.05(c).

                  (f) In the event of any change in the number of outstanding shares of PC411 Common Stock by reason of any reclassification, recapitalizaiton, split-up, combination, merger, exchange of shares, stock dividend or the like, the number of shares of PC411 Common Stock to be issued pursuant to Sections 1.05(b), 1.05(c), 1.05(d) and/or 1.05(e), as the case may be, and the per share price in Section 1.05(e) shall be correspondingly adjusted.

                  (g) Notwithstanding anything to the contrary that may be contained herein, the total number of shares of PC411 Common Stock to be issued to the holders of Coinexx




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Common Stock and Coinexx Preferred Stock pursuant to this Section 1.05 shall not exceed 442,500 shares, as may be adjusted pursuant to the provisions of Section 1.05(f).

                  (h) The rights of the holders of the Coinexx Common Stock and the holders of the Coinexx Preferred Stock to receive Contingent Exchange Shares, if any, under the provisions of this Section 1.05 are personal to such holders and may not be assigned or otherwise transferred except as may otherwise be permitted under Section 7.01(b).

         1.06     Effect of Merger.

                  (a) Except as otherwise specifically set forth herein, the identity, existence, purposes, powers, franchises, rights and immunities of Coinexx shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Newco shall be merged into Coinexx, and Coinexx, as the Surviving Corporation, shall be fully vested therewith. The separate existence and corporate organization of Newco (except insofar as may be continued by applicable law) shall cease as of the Effective Date.

                  (b) At the Effective Date:

                           (i) the rights, privileges, good will and franchises
and all property, real, personal and mixed and all debts, liabilities, obligations and penalties due on whatever account and all other things in action belonging or accruing to Newco shall be bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Surviving Corporation, by operation of law and without further act or deed, and all property and rights and liabilities, and all and every other interest of Newco shall be as effectively the property, rights and interests and liabilities of the Surviving Corporation, as they were of Newco; and





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                           (ii) no action or proceeding, whether civil or
criminal, pending at the Effective Date by or against either Coinexx or Newco, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Coinexx, or Newco, as the case may be; and

                           (iii) all rights of employees and creditors and all
liens upon the property of Coinexx and Newco shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all of the debts, liabilities, obligations and duties of Coinexx and Newco shall attach to the Surviving Corporation, and shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation.

         1.07 Directors and Officers of the Surviving Corporation. The Board of Directors of the Surviving Corporation shall consist of those persons set forth on Exhibit C-1 hereto, which Directors shall hold office from and after the Effective Date, in accordance with the By-Laws of the Surviving Corporation until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. The officers of the Surviving Corporation shall be those persons set forth on Exhibit C-2 hereto; provided, however, that the listing of such persons on said Exhibit C-2 shall not be deemed to constitute an employment agreement with the Surviving Corporation or any other entity or any assurance as to future employment. Such persons shall continue to hold their respective offices until such time as their successors shall have been duly appointed and qualified.



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                                   ARTICLE II

                                     CLOSING

         2.01 Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022 at 10:00 A.M. on May 6, 1998 or at such other place, date or time as shall be mutually agreed on by Coinexx, PC411 and Newco (such time and such date or such other agreed upon time and date is called the "Closing Date").

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF COINEXX AND ELMORE

         Coinexx and Elmore, jointly and severally, hereby represent and warrant to and agree with Newco and PC411 that:

         3.01 Organization and Good Standing. Coinexx is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Coinexx is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification. The jurisdictions in which Coinexx is so qualified are set forth on Schedule 3.01.

         3.02 Capitalization of Coinexx. The total authorized capital stock of Coinexx consists of 35,000,000 shares of common stock, of which 10,929,400 shares are issued and outstanding, and 30,000 shares of Preferred Stock, of which 3,000 shares are issued and outstanding. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all appropriate




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federal and state securities laws. The holders of record of the issued and outstanding shares of the Coinexx Common Stock and the Coinexx Preferred Stock are as set forth in Schedule 3.02. Elmore is the record holder of more than 50% of the outstanding shares of Coinexx Common Stock and the holders of the Coinexx Preferred Stock listed on Annex A are the record holders of more than two-thirds of the outstanding shares of Coinexx Preferred Stock.

         3.03 Subsidiary of Coinexx. The total authorized capital stock of Coinexx America Corporation (the "Subsidiary") consists of 10,000,000 shares of common stock all of which shares are outstanding, including 5,001,000 shares which are owned beneficially and of record by Coinexx (the "Sub Shares") free and clear of all claims, liens, charges, encumbrances and restrictions of any kind and nature whatsoever. The Sub Shares represent 50.01% of the issued and outstanding shares of the capital stock of the Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. The Subsidiary is not qualified to do business in any jurisdiction other than the State of Delaware and is not required to be so qualified by reason of the nature of its business or the character of its properties. Coinexx and the Subsidiary are herein sometimes collectively referred to as the "Coinexx Companies". Except for the ownership of the Subsidiary by Coinexx as described in this Section 3.03 and except as set forth on Schedule 3.03, neither of the Coinexx Companies owns any equity interest, directly or indirectly, in any other corporation, company, partnership, joint venture or other entity.

         3.04 Options, Etc. Except as set forth on Schedule 3.04, neither of the Coinexx Companies has outstanding (a) any option, warrant or other right to purchase, acquire or




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convert into any shares of its capital stock or other equity securities, or (b)
any other agreement or right (preemptive, contractual or otherwise) to issue or sell any such shares of its capital stock or other equity securities.

         3.05 No Restrictions on Securities. Neither of the Coinexx Companies is a party to any agreement (a) creating rights in any person with respect to shares of its capital stock or (b) relating to the voting of shares of its capital stock on any matter.

         3.06 Authority and Compliance. Coinexx has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by Coinexx of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings subject only to the approval of the shareholders of Coinexx. This Agreement has been duly and validly executed and delivered on behalf of Coinexx and constitutes a valid obligation of Coinexx, enforceable against Coinexx in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles. No consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by Coinexx in connection with the execution, delivery and performance of this Agreement by Coinexx or the consummation of the transactions contemplated hereby by Coinexx.

         3.07 Certificate of Incorporation; By-Laws. Coinexx has previously furnished to PC411 true, complete and correct copies of (a) the Articles of Incorporation, as amended to date, of Coinexx and the Subsidiary and (b) the By-Laws, as currently in effect, of Coinexx and the Subsidiary.





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         3.08 No Conflict. The performance of this Agreement by Coinexx and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any material contract or other agreement or instrument to which either of the Coinexx Companies is a party or by which either of the Coinexx Companies or any of their respective properties or assets is bound, or (ii) the Articles of Incorporation or By-Laws of Coinexx, or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to any of the Coinexx Companies.

         3.09 Compliance with Law. The Coinexx Companies and the operation of their business and the use and occupancy of their assets and properties are (i) in compliance with all, and not in material violation of any, and (ii) neither of such companies has received any claim or notice that such operation or use and occupancy is in violation of any, applicable law or ordinance, or any order, rule or regulation of any governmental agency or body to which either of the Coinexx Companies are subject, including, without limitation, any laws, ordinances, orders, rules or regulations relating to employment and to the protection of the environment; nor has either of the Coinexx Companies in any material respect failed to obtain or to adhere to the requirements of, any governmental license, permit or authorization necessary to the ownership of its assets and properties or to the conduct of its business; all such governmental permits, licenses and authorizations being set forth in Schedule 3.09. Neither of the Coinexx Companies has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of such Company.



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         3.10     Products; Licenses.

                  (a) Schedule 3.10 contains a list of all products currently manufactured or sold by Coinexx (the "Coinexx Products"). Except as otherwise noted on Schedule 3.10, such products are currently being offered for sale by Coinexx.

                  (b) The Subsidiary's sole asset other than cash or cash equivalents is its Patent No. 4,853,684 dated August 1, 1989 (the "Subject Patent") which it has licensed to Coinexx under an agreement dated October 6, 1995. The Subsidiary owns the Subject Patent free and clear of any liens and encumbrances of any kind whatsoever.

         3.11     Financial Statements.

                  (a) Schedule 3.11A contains copies of the unaudited financial statements of Coinexx for each of the two years ended December 31, 1997 and December 31,1996, respectively (the "Coinexx Financial Statements"). The Coinexx Financial Statements are true, complete and correct and fairly present in all material respects the financial position of Coinexx at December 31, 1997 and December 31, 1996 and the results of operations and cash flows for each of the years then ended, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

                  (b) Schedule 3.11B contains copies of the unaudited financial statements of Coinexx for the three months ended March 31, 1998 (the "Coinexx Interim Statements"). The Coinexx Interim Statements are true, complete and correct and fairly presents in all material respects the financial position of Coinexx at March 31, 1998 and the results of operations for the three months then ended, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.




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                  (c) Schedule 3.11C contains copies of the unaudited financial statements of the Subsidiary for each of the two years ended December 31, 1997 and December 31, 1996, respectively (the "Subsidiary Financial Statements"). The Subsidiary Financial Statements are true, complete and correct and fairly present in all material respects the financial position of the Subsidiary at December 31, 1997 and December 31, 1996 and the results of operations and cash flows for each of the years then ended, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

                  (d) Schedule 3.11D contains copies of the unaudited financial statements of the Subsidiary for the three months ended March 31, 1998 (the "Subsidiary Interim Statements"). The Subsidiary Interim Statements are true, complete and correct and fairly presents in all material respects the financial position of the Subsidiary at March 31, 1998 and the results of operations for the three months then ended, in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

                  (e) Except as reflected or reserved for in the Coinexx Interim Statements and the Subsidiary Interim Statements, the Coinexx Companies did not have any liabilities of any nature whatsoever at March 31, 1998, whether absolute, accrued, contingent or other and whether due or to become due.

         3.12 Books and Records. The books of account and other financial records of the Coinexx Companies are complete and correct in all material respects and are maintained in accordance with good business practices, and accurately reflect the basis for the preparation of the Coinexx Financial Statements, the Subsidiary Financial Statements, the Coinexx Interim Statements and the Subsidiary Interim Statements.





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         3.13 Accounts Receivable. All accounts receivable of the Coinexx
Companies arose from bona fide transactions in the ordinary course of business and are collectible in full, less any reserve reflected on its books, without resort to litigation within 60 days from the date such receivables were created.

         3.14 Assets and Properties. The Coinexx Companies have good and marketable title to all of their personal property necessary for the conduct of their business free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, leases, subleases, licenses and other encumbrances of any kind or nature whatsoever except for liens for taxes not yet due and payable and any other liens which, in the aggregate, would not have a material adverse effect of the Coinexx Companies or their assets and properties.

         3.14A Settlement with Robert Rachlin. The Subsidiary has entered into a settlement agreement with Robert Rachlin ("Rachlin") the holder of a note of the Subsidiary in the principal amount of $100,000 under which Rachlin released his claim against the Subsidiary in exchange for which the Subsidiary has agreed to pay Rachlin $20,000 and give him a 20% share of all royalties received by the Subsidiary from Coinexx, such payments to Rachlin not to exceed $85,000 in the aggregate. A copy of the Settlement Agreement is set forth in Schedule 3.14A.

         3.15 Absence of Certain Events. Except as otherwise contemplated by this Agreement, since December 31, 1997, neither of the Coinexx Companies has:

                  (a) amended its Articles of Incorporation or By-Laws;

                  (b) changed its authorized capital stock or issued or sold, or purchased, redeemed or otherwise acquired, or issued any rights to subscribe for, or warrants to purchase, or entered into any agreement, commitment or obligation (including, without limitation, any




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convertible securities) to issue, sell, purchase, redeem or otherwise acquire, any shares of its capital stock, or made any declaration or any payment or distribution of any dividend or any other distribution with respect to its capital stock;

                  (c) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice;

                  (d) sold, assigned or transferred any of its assets or properties except in the ordinary course of business consistent with past practice;

                  (e) created, incurred, assumed or guaranteed any indebtedness for money borrowed (other than in the ordinary course of business consistent with past practice), or mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance any of its assets or properties;

                  (f) made any amendment or termination of any material contract, commitment or agreement to which it is a party or by which it is bound, or canceled, modified or waived any material debts or claims held by it, in each case other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business;

                  (g) increased the salaries or other compensation of, or made any advance or loan to, any of its shareholders, directors, officers or employees, or made any increase in, or any additions to, other benefits to which any of its shareholders, directors, officers or employees may be entitled;





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                  (h) made any capital expenditure or capital addition or
betterment (including any capitalized lease transaction) except such which were made in the ordinary course of business consistent with past practice and which do not exceed $25,000 in amount in the aggregate;

                  (i) changed any of the accounting principles followed by it or the methods of applying such principles; or

                  (j) entered into any material transaction or operated other than in the ordinary course of business consistent with past practice.

         3.16 Taxes and Tax Returns. The amounts established as liabilities or reserves for taxes on the Coinexx Financial Statements, the Subsidiary Financial Statements, the Coinexx Interim Statements and the Subsidiary Interim Statements are sufficient for the payment of all federal, state and local taxes, and all employment and payroll-related taxes, including any penalties or interest thereon, whether or not based upon or measured by, in whole or in part, net income. Coinexx has not entered into any tax sharing agreement. Except as set forth on Schedule 3.16, the Coinexx Companies have (i) duly made all deposits required by law to be made with respect to employee withholding taxes; (ii) duly filed (subject to any applicable extensions of time to file any tax returns) with all appropriate governmental agencies and bodies, whether federal, state or local, all income, sales, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property tax returns and all other tax returns which were required to be filed, all of which properly reflect the taxes owed by them for the periods covered thereby, and they have paid, or established adequate liabilities or reserves for the payment of, all taxes shown to be due on such returns; and (iii) not received any notice of assessment or deficiency or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with such tax returns which has not been satisfied in full and there is no pending tax examination of or tax claim asserted against either of the Coinexx Companies. None of the federal income tax returns of the Coinexx Companies has ever been audited by the Internal Revenue Service. No agreement for the extension of time or waiver of the statute of limitations for the assessment of any tax deficiency or adjustment for any year is in effect as against either of the Coinexx Companies. True, correct and complete copies of all federal, state and local income and/or franchise tax returns filed by the Coinexx Companies since December 31, 1995 have previously been made available to PC411.

         3.17 Patents, Trademarks, Copyrights, Etc. The Coinexx Companies own or validly license all patents (including the Subject Patent), patent rights, patent applications, licenses, shop rights, trademarks, trademark applications, trade names, logos, copyrights, copyrightable works, mask works, computer software (including data and related documentation), trade secrets, know how, inventions and similar intellectual property rights (collectively "Rights") utilized in and necessary to the conduct of their business as currently being conducted and as proposed to be conducted (the "Coinexx Rights"). Schedule 3.17 contains a complete and correct list of all patents (including the Subject Patent), patent applications, trademarks, trademark applications, tradenames, logos and copyrights currently owned or used by the Coinexx Companies in the conduct of their business indicating, where applicable, the registered and beneficial owner and the expiration date thereof. To the knowledge of Coinexx, the conduct of the business of the Coinexx Companies as currently conducted does not infringe upon valid Rights of others in any way. Neither the validity of the Coinexx Rights, or the use thereof by the Coinexx Companies, is the subject of any pending or threatened action to which either of the Coinexx Companies is a party, nor to the knowledge of

Elmore do any facts exist which may have any material adverse effect on the use by the Coinexx Companies of, or the validity of the Coinexx Rights. Coinexx does not know of any material use that has been made or is now being made of any of Coinexx Rights except by the Coinexx Companies.

         3.18 Legal Proceedings, Etc. There are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the knowledge of the Coinexx, threatened by, or against the Coinexx Companies, or affecting their business or any of their assets or properties, or specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

         3.19 Insurance. Schedule 3.19 contains a list all policies or binders of fire, liability, errors and omissions, vehicular, title and other insurance held by or on behalf of the Coinexx Companies. The policies and binders included in Schedule 3.19 are in full force and effect, are valid, binding and enforceable in accordance with their terms. There is no default by Coinexx with respect to any material provision contained in any such policy or binder nor has there been any failure to give any notice or present any claim under any such policy or binder in due and timely fashion. No notice of cancellation or nonrenewal of any such policy or binder has been received.

         3.20     Contracts and Commitments.

                  (a) Except as listed on Schedule 3.20, or any other Schedule annexed hereto, none of the Coinexx Companies is a party to any:

                           (i) Contract for the future purchase of, or payment
for, supplies, products, insurance or financial instruments involving annual payment in excess of $25,000 or for the performance of services by a third party involving annual payment in excess of $25,000;

                           (ii) Contract to sell or supply products, or to
perform services involving receipt
by the Coinexx Companies of consideration in excess of $10,000;

                           (iii) lease under which any of the Coinexx Companies
is the lessor or lessee relating to either real or personal property;

                           (iv) Contract or Contracts for the borrowing of money
for a line of credit, or for a guarantee, pledge or undertaking of the indebtedness of any other person;

                           (v) factoring agreement or agreement for the
assignment of receivables;

                           (vi) Contract with respect to any Rights (including,
without limitation, the Subject Patent) whether as licensor, licensee or otherwise;

                           (vii) agreement with respect to the distribution of
any of the Coinexx Products;

                           (viii) Contract limiting or restraining in any
respect either of the Coinexx Companies from engaging or competing in any lines of business or with any person;

                           (ix) any employment or consulting contract; or

                           (x) any other Contract material to the operation of
the business or entered into otherwise than in the ordinary course of business. As used in the Agreement, the term "Contract" includes any mortgage, indenture, agreement, license, contract, commitment or lease, whether written or oral.

                  (b) Except as may be otherwise set forth on Schedule 3.20, with respect to each of the Contracts listed on any Schedule to this Agreement,
(i) such Contract is valid and
enforceable by and against Coinexx or the Subsidiary, as the case may be, in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles, (ii) each of the Coinexx Companies is in compliance with the provisions thereof applicable to it in all material respects, (iii) to the knowledge of Coinexx, no other party is in default in the performance, observance or fulfillment of any obligations, covenant or condition contained therein and (iv) no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by either of the Coinexx Companies. Except as set forth on Schedule 3.20, to the knowledge of Coinexx, the transactions as contemplated by this Agreement, will not (i) result in the automatic termination of any Contract listed on any Schedule to this Agreement; or (ii) result in the automatic amendment of any of the terms of any such Contract; or (iii) give rise to a right in any party to unilaterally amend the terms of, or terminate, any such Contract.

         3.21 Officers and Directors, Employees, Powers of Attorney and Certain Authorized Persons. Set forth on Schedule 3.21 are complete and accurate lists of the following:

                  (a) the names of all current directors and the names and offices of all current officers of the Coinexx Companies;

                  (b) the names, current annual compensation from Coinexx and current address of the principal place of employment, of all present directors, officers and employees of the Coinexx Companies whose compensation from Coinexx is in excess of [$50,000] per annum, together with a statement of the full amount of any remuneration paid to each such person during the year ended December 31, 1997;

                  (c) the names of all persons holding powers of attorney from the Coinexx Companies and a summary statement of the terms thereof;

                  (d) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Coinexx Companies or either of them;

                  (e) all safes, vaults and safe deposit boxes maintained by or on behalf of the Coinexx Companies and the names of all persons authorized to have access thereto; and

                  (f) all bank accounts of the Coinexx Companies and the names of all persons who are authorized signatories with respect to such accounts.

         3.22     Employee Benefit Plans.

                  (a) Set forth on Schedule 3.22 is a summary of each and every bonus, incentive, deferred compensation, profit sharing, pension, retirement, disability, hospitalization, life insurance, health benefit, medical reimbursement, vacation, sick pay, severance pay or other plan, program, arrangement or agreement (whether written or oral) maintained by the Coinexx Companies or any other person relating to and providing benefits to any of the employees of the Coinexx Companies ("Employee Plans").

                  (b) None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Coinexx Companies have never at any time contributed to a "multiemployer plan." All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes, orders or governmental rules or regulations currently in effect with respect thereto, and the Coinexx Companies have performed all material obligations required to be performed by them under, and are not in default under or in violation of, any of the Employee Plans. Each Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") has heretofore been determined by the Internal Revenue Service (the "IRS") to so qualify, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code. As of the date hereof, neither of the Coinexx Companies has incurred any "withdrawal liability" within the meaning of Section 4201 of ERISA with respect to any Employee Plan. There are no actions, suits or claims pending, or threatened, or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. None of the Employee Plans nor any of the trusts relating thereto has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA. No person has engaged in any transaction involving any Employee Plan which is a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code.

                  (c) Coinexx has provided PC411 with true and correct copies of all Employee Plans, any related trusts and the most recent IRS determination letters with respect to each Employee Plan intended to qualify under Section 401(a) of the Code. Coinexx has provided PC411 with true and correct copies of all actuarial reports, and all filings with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation prepared during the past two (2) years with respect to all of the Employee Plans.

                  (d) None of the Employee Plans provides post-retirement medical or life insurance coverage with respect to the current or former employees of the Coinexx Companies.

                  (e) The Coinexx Companies have fully complied with the continuation coverage requirements set forth under Part 6 of Title 1 of ERISA so that no tax under Section 4980B of the Code would result.

         3.23 Labor. The Coinexx Companies are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health, and wages and hours. Neither of the Coinexx Companies has received any written notice that it has failed to comply in any respect with any such laws. There is no unfair labor practice complaint against the Coinexx Companies pending before the National Labor Relations Board or, to Coinexx's knowledge, threatened. Except as set forth on Schedule 3.23, there are no charges, claims, lawsuits or proceedings by or on behalf of any of the employees of the Coinexx Companies, whether threatened or pending, asserting any violation of any federal, state or local law regarding civil rights, equal employment opportunity, fair employment practices, or discrimination or harassment based on any legally protected status, or asserting any other dispute, tort or cause of action related to or growing out of the employment relationship or asserted contractual relationship of the Coinexx Companies and any employee (except for unemployment compensation claims or medical claims). None of the Coinexx Companies is a party to any collective bargaining agreement with any union or other representative of employees and no question concerning representation exists with regard to any group of employees of the Coinexx Companies.

         3.24 Warranties. All of Coinexx's standard warranties and service policies covering its products, licenses and services which are in force as of the date hereof are set forth in Schedule 3.24.

         3.25 Customers; Cancellation of Distributorship Agreement.

                  (a) Except as set forth on Schedule 3.25A, since January 1, 1997 there has not been any termination or cancellation, nor has Coinexx received notice of any threatened termination or cancellation, of the business relationship of Coinexx (or of Robert St. Francis ("St. Francis") who until May 6, 1998, has acted as the exclusive distributor of Coinexx Products) with any of the customers for Coinexx Products. Set forth on Schedule 3.25A are the ten largest customers of Coinexx (including customers purchasing Coinexx Products from St. Francis) for the year ended December 31, 1997 indicating the name of each such customer and the volume of such business during 1997.

                  (b) On May 6, 1998, St. Francis entered into an agreement with Coinexx under which St. Francis' Exclusive Distributorship Agreement was terminated, and St. Francis agreed to (i) sell Coinexx machines currently housed in a public warehouse for $40,000 plus storage charges not to exceed $3,500 and the legal fees not to exceed $1,500 in exchange for which Coinexx agreed to purchase such equipment and issue St. Francis 944,400 shares of Coinexx Common Stock and (ii) issue a general release in favor of Coinexx. A true and correct copy of the aforesaid agreement is set forth in Schedule 3.25B.

         3.26 Supply Sources. Except as set forth on Schedule 3.26 since June 30, 1997 there has not been any termination or cancellation nor has Coinexx received notice of any threatened termination or cancellation of its business relationship with any of its major supply sources. Set forth on Schedule 3.26 are the five largest supply sources for Coinexx Products for the year ended December 31, 1997.

         3.27 Inventory. Schedule 3.27 sets forth a true and complete list of the inventory of the Coinexx Companies by category as of the date within 30 days of the date of this

Agreement. All inventory consists of items which are good and merchantible and of a quantity and quality useable and saleable in the ordinary course of Coinexx's business consistent with past practice.

         3.28 Legal Proceedings. To the knowledge of Coinexx and Elmore, no jurisdiction (federal, state or local) prohibits or imposes restrictions on the sale and use of any of the Coinexx's Products. To the knowledge of Coinexx and Elmore, no law, regulation or decree has been adopted or promulgated by any jurisdiction (federal, state or local) which would prohibit the dispensing of tobacco products from the machines sold or leased and/or proposed to be sold or leased by the Coinexx Companies.

         3.29 Finder. There is no firm, corporation, agency or other person or entity that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Coinexx Companies or any of their directors, officers, employees, shareholders or affiliates.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PC411 AND NEWCO

         PC411 and Newco hereby jointly and severally represent and warrant to the Coinexx as follows:

         4.01 Organization and Good Standing. PC411 and Newco are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct their respective businesses as they are now being conducted and to own or lease and operate the assets and properties respectively owned or leased and operated by them.

         4.02 Authority and Compliance. Each of PC411 and Newco has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by PC411 and Newco of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered on behalf of PC411 and Newco and constitutes a valid obligation of each of PC411 and Newco, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles. Except for filings and/or approvals under applicable securities laws, no consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by PC411 or Newco in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.03 No Conflict. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any contract or other agreement or instrument to which PC411 or Newco is a party or by which PC411 or Newco or any of its properties or assets is bound, or (ii) the Articles of Incorporation or By-Laws of PC411 or Newco or
(iii) any law, order, rule, regulation, writ, injunction or decree applicable to PC411 or Newco.

         4.04 PC411 Documents. The information contained in the PC411 Form 10-QSB for the quarter ending on September 30, 1997 and PC411's Form 10-KSB for the year ending on December 31, 1997, each as filed by PC411 with the Securities and Exchange Commission (the "Commission Reports"), copies of which have been delivered to Coinexx for distribution to its stockholders, did not contain any untrue statement of a material fact nor did they fail to state any material fact necessary in order to make any statement therein, in the light of the circumstances under which they were made, not misleading.

         4.05 PC411 Common Stock. The PC411 Common Stock to be issued pursuant to the Merger as contemplated by this Agreement will, upon delivery to the stockholders of Coinexx be duly authorized, validly issued, fully paid and non-assessable.

         4.06 Risk Factors. Annexed hereto as Schedule 4.06 is a list of risk factors (the "List of Risk Factors") involved in an investment in PC411 Common Stock that have been made available to Coinexx and each of the Stockholders (as defined below) prior to their execution of this Agreement.

         4.07 Finder. There is no firm, corporation, agency or other person or entity that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Newco or any of its directors, officers, employees, shareholders or affiliates.

                                    ARTICLE V

                         COVENANTS OF COINEXX AND ELMORE

         Coinexx and Elmore hereby jointly and severally covenant and agree with Newco as follows:

         5.01 Conduct of Business Until Closing Date. Except as contemplated by this Agreement and as required by applicable law from and after the date hereof until the Closing Date, the Coinexx Companies will:

                  (a) operate their respective businesses only in the usual, regular and ordinary manner and, to the extent consistent with such operation, to (i) preserve their present business organizations intact, (ii) use their best efforts to keep available the services of their present officers and significant employees unless Coinexx determines it to be in its best interests of the Coinexx Companies to terminate their relationship with such persons and (iii) use their best efforts to preserve the present business relationships with customers, suppliers, and others having business dealings with them;

                  (b) maintain for Coinexx the ownership of and/or the right to use the Coinexx Rights and maintain in full force and effect insurance with responsible companies comparable in amount, scope and coverage to that in effect on the date of this Agreement;

                  (c) maintain their books, records and accounts in the usual, regular and ordinary manner on a basis consistent with prior periods;

                  (d) duly comply with all laws known to be applicable to the Coinexx Companies and material to the conduct of their business;

                  (e) perform all of their material obligations without default unless being contested in good faith;

                  (f) neither (i) amend or change their respective Articles of Incorporation or By-Laws; (ii) merge with or into, consolidate or otherwise combine with, or acquire all or substantially all of the stock or assets of, any other entity; (iii) sell, lease or otherwise transfer any significant part of their respective assets other than in the ordinary course of business consistent with past practice, nor (iv) change the character of their respective business;

                  (g) neither (i) increase the number of their shares of capital stock or other equity securities issued and outstanding nor (ii) grant any option, warrant, or other right to purchase or to convert any obligation into shares of their capital stock;

                  (h) neither (i) declare, pay or make any dividend or other distribution or payment in respect of their outstanding shares of capital stock, nor (ii) purchase, redeem or otherwise acquire for consideration any shares of their capital stock;

                  (i) neither (i) encumber, mortgage, or subject to lien any of the properties or assets of the Coinexx Companies other than in the ordinary course of business or other than such encumbrances, mortgages or liens which individually or in the aggregate, would not have a material adverse effect on the business of the Coinexx Companies; (ii) convey, transfer or acquire any material asset or property other than in the ordinary course of business; nor
(iii) enter into any contract or undertaking relating to, or pay or promise to pay, any bonus, profit-sharing, or special compensation to any employee or director or make any increase in the compensation payable or to become payable to any employee or director;

                  (j) neither (i) incur any long-term debt nor (ii) modify, change or terminate any of the Contracts disclosed on any Schedule to this Agreement, other than in the ordinary course of business except such modifications, changes or terminations which, individually or in the aggregate, would not have a material adverse effect on the business of the Coinexx Companies;

                  (k) neither (i) change the banking arrangements described in
Schedule 3.21 other than in the ordinary course nor (ii) grant any power of attorney; and
                  (l) not enter into any employment agreement not terminable by

Coinexx on thirty (30) days notice or less without cost or liability.

         5.02 Access. Coinexx shall, upon prior notice, afford PC411 and Newco and their representatives free and full access during regular business hours to all of its books, records, contracts, documents, key personnel and properties. Coinexx will use its commercially reasonable efforts to cause the key employees, accountants, attorneys and other representatives of Coinexx to cooperate fully with PC411 and Newco and to make full disclosure to them of all material facts affecting the business properties and financial condition of Coinexx, as PC411 or Newco shall reasonably request.

         5.03 Additional Information. Coinexx shall deliver to PC411 such documentation, including audited financial statements, as may be requested by PC411 for use in connection with any required filings by it with the Securities and Exchange Commission.

         5.04 Submission to Coinexx Stockholders. This Agreement and the Merger shall be submitted to the stockholders of Coinexx at a special meeting to be convened for such purpose on or about April 18, 1998, in accordance with the applicable laws of the State of Delaware and the notice of such meeting, which is to be sent to each of such stockholders, shall be accompanied by an information statement or proxy statement which shall among other items contain all such information as is necessary for a full and fair disclosure of the (a) terms of this Agreement, the Merger and all of the other transactions including those with affiliates of

Coinexx as contemplated hereby, (b) the business, financial condition and prospects of the Coinexx Companies and (c) such appraisal rights as are afforded each Stockholder under Delaware law. There shall also be included in such information statement or proxy statement a copy of this Agreement, the Commission Reports, the List of Risk Factors, and a summary of the securities laws applicable to the sale or other disposition by the shareholders of Coinexx of the Exchange Shares. Such information statement or proxy statement shall not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances to which they were made, not misleading. At least two (2) days prior to the mailing thereof, the proposed material to be sent to Stockholders shall be submitted to PC411 for review; provided, however, that notwithstanding such review Coinexx shall retain full responsibility for the accuracy and completeness of such material.

         5.05 Negotiations with Other Parties. Subject to fiduciary obligations under applicable law, for so long as this Agreement shall remain in effect Coinexx will not, and will use its best efforts to assure that its directors, officers and other employees do not, solicit or initiate discussions or negotiations with any third party relating to, or otherwise approve, any merger or other business combination involving Coinexx or its Subsidiary (other than the Merger) or any sale or other disposition of, any stock or substantial portion of the assets of Coinexx or its Subsidiary or a proposal related thereto (an "Acquisition Proposal"); and in connection with any such Acquisition Proposal, Coinexx will not deliver to any such third party any information pertaining to the business, properties, financial condition or prospects of either of the Coinexx Companies. Coinexx shall promptly communicate to PC411 the terms of any Acquisition Proposal which it may receive.

                                   ARTICLE VI

                          COVENANTS OF THE STOCKHOLDERS

         Each of the parties listed in Annex A (individually a "Stockholder" and collectively, the "Stockholders") being the holders of all of the outstanding shares of the capital stock of Coinexx by affixing their signatures to Annex A hereto for himself or herself only, and not jointly, hereby represents and warrants to and covenants and agrees with PC411 and Newco, as follows.

         6.01 Ownership of Stock of Coinexx. Each of the Stockholders is the record and beneficial owner of the number of shares of each class of the capital stock of Coinexx as is set forth next to such Stockholder's name on Schedule 3.02.

         6.02 Sale of Stock of Coinexx. Each of the Stockholders will not sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of the capital stock of Coinexx now owned by such Stockholder, other than pursuant to the Merger.

         6.03 Voting of Coinexx Stock. Each Stockholder will vote all of the shares of the capital stock of Coinexx owned by such Stockholder (a) in favor of adoption of the Merger and the transactions contemplated by this Agreement and
(b) against approval or adoption of any other recapitalization, merger, business combination, sale of assets, partial liquidation or similar transaction involving Coinexx.

         6.04 Actions of the Stockholders. Each Stockholder will not take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Coinexx or otherwise which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement or which would cause any of the representations and warranties made by Coinexx in this Agreement to be untrue on and as of the Closing Date or at any time thereafter.

         6.05 Elmore Employment Agreement. Elmore covenants to execute and deliver to the Surviving Corporation the Employment Agreement in the form annexed hereto as Exhibit D (the "Elmore Employment Agreement").

         6.06 Elmore General Release. Elmore covenants to execute and deliver to PC411 a general release as of the Closing Date releasing any and all claims that he may have had against Coinexx.

                                   ARTICLE VII

                       REPRESENTATIONS OF THE STOCKHOLDERS

         7.01 Stockholder Representations. Each Stockholder by affixing his signature to Annex A hereto for himself or herself only, and not jointly, hereby represents and warrants to PC411 and Newco (a) that he or she has received a copy of this Agreement, the Commission Reports and the List of Risk Factors; that counsel for Coinexx and its Stockholders has explained to him or her the meaning of an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act") and such person represents that he or she is an accredited investor that such person is familiar with the business, financial condition and prospects of the Coinexx Companies and that such person has had an opportunity to speak to and question the officers and directors of PC411 concerning PC411, its business and prospects; and (b) that such Stockholder is acquiring the Fixed Exchange Shares and the Contingent Exchange Shares, if any, for investment, and acknowledges that he or she cannot sell or transfer such shares or the right to receive such shares unless such transaction is registered under the Act or an exemption from the Act is available and that the shares being issued are "restricted securities" as defined in Rule 144 as promulgated under the Act.

                                  ARTICLE VIIA

                           COVENANT OF PC411 AND NEWCO

         7.01A Elmore Employment Agreement. PC411 and Newco covenant and agree to cause the Surviving Corporation to execute and deliver to the Surviving Corporation the Elmore Employment Agreement.

                                  ARTICLE VIII

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PC411 AND NEWCO

         The obligations of Newco pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that PC411 and Newco may, in their sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

         8.01 Accuracy of Representations and Warranties. The representations and warranties of Coinexx and the Stockholders contained in this Agreement or any other document delivered by Coinexx to PC411 or Newco at the Closing in connection with this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date.

         8.02 Performance of Agreements. Coinexx and the Stockholders shall have performed and complied in all respects with all covenants, obligations and agreements to be performed or complied with by any of them on or before the Closing Date pursuant to this Agreement.

         8.03     Litigation, etc.

                  (a) No claim, action, suit, proceeding, arbitration, or hearing or notice of hearing shall be pending (and no action or investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

                  (b) No law, regulation or decree shall have been adopted or promulgated after the date hereof, the enforcement of which would materially adversely affect the assets, properties, financial condition, results of operations, properties, business or prospects of the Coinexx Companies; and no law, regulation or decree shall have been adopted or promulgated after the date hereof, the enforcement of which would materially adversely affect the ability of PC411 or Newco to consummate the transactions contemplated by this Agreement.

         8.04 Officers' Certificate. PC411 and Newco shall have received a certificate of the chief executive officer and the chief financial officer of Coinexx, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 8.01, 8.02 and 8.03.

         8.05 Stockholder Consents. Each Stockholder, except those Stockholders who have perfected their rights as dissenting stockholders pursuant to the GCL, shall have signed and delivered a copy of Annex A to PC411 agreeing to be bound by the terms of Article VII hereof.

         8.06 Approvals; Consents. All material approvals, consents, waivers, filings, registrations, permits, authorizations or other actions required in connection with the Merger or which may be required on account of the change in ownership of Coinexx shall have been obtained or made.

         8.07 Opinion of Counsel. PC411 and Newco shall have received from O'Rourke O'Hanlan & Zimmermann, LLP, counsel to Coinexx and the Stockholders, an opinion addressed to PC411 and Newco dated the Closing Date in the form annexed hereto as Exhibit E.

         8.08 Additional Information. Newco shall have received from Coinexx such documentation, including audited financial statements as may be requested by Newco for use in connection with any required filings of PC411 with the Securities and Exchange Commission.

         8.09 Good Standing Certificates. Newco shall have received certificates of appropriate government officials of the state of incorporation of Coinexx and the Subsidiary dated within ten (10) days before the Closing Date certifying that Coinexx and the Subsidiary is validly existing under the laws of its state of incorporation.

         8.10 Shareholders' Approval. The Merger and the transactions contemplated by this Agreement shall have been approved and ratified by all necessary and appropriate corporate action of Coinexx including, without limitation, approval by separate votes of the holders of Coinexx Common Stock and by the holders of Coinexx Preferred Stock.

         8.11 Dissenters. Prior to the Effective Date, holders of no more than an aggregate of 3% of the outstanding shares of either class of the capital stock of Coinexx shall have taken all of the steps necessary up to that date to enforce their rights as dissenting stockholders pursuant to Section 262 of the GCL.

         8.12 Actions, Proceedings, etc. All actions, proceedings, instruments and documents from Coinexx required to carry out the transactions contemplated by this

Agreement and all other related legal matters shall be reasonably satisfactory to PC411 and Newco and their counsel; and PC411 and Newco shall have been furnished by Coinexx with such other instruments and documents as it shall have reasonably requested.

         8.13 No Material Adverse Change. Between the date hereof and the Closing Date, there shall not have occurred any changes in the properties, assets, businesses or prospects of the Coinexx Companies which in the aggregate are materially adverse to the Coinexx Companies.

         8.14 Outstanding Stock. PC411 shall have received a certificate of the Chief Executive Officer of Coinexx dated the Closing Date certifying as to the number of shares of Coinexx Common Stock and Coinexx Preferred Stock issued and outstanding as of the Closing Date and the record owners thereof ("Outstanding Share Certificate").

         8.15 Elmore Employment Agreement. Elmore shall have executed and delivered to the Surviving Corporation, the Elmore Employment Agreement.

         8.16 Closing of Settlement with Rachlin and St. Francis. The Settlement Agreements with Rachlin and St. Francis described in Sections 3.14A and 3.25(b) respectively shall have closed and all the obligations of the parties to such agreements shall have been satisfied.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COINEXX

         The obligations of Coinexx and its Stockholders under this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that Coinexx may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

         9.01 Accuracy of Representations and Warranties. The representations and warranties of PC411 and Newco contained in this Agreement or any other document delivered by PC411 or Newco to Coinexx at the Closing in connection with this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

         9.02 Performance of Agreements. PC411 and Newco shall have performed and complied in all respects with all covenants, obligations and agreements to be performed or complied with by any of them on or before the Closing Date pursuant to this Agreement.

         9.03 Litigation, etc. No claim, action, suit, proceeding, arbitration or hearing or notice of hearing shall be pending (and no action or-investigation by any governmental authority shall be threatened) which seeks to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         9.04 Officers' Certificate. Coinexx shall have received a certificate of the chief executive officer and the chief financial officer of PC411, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Section 9.01, 9.02 and 9.03.

         9.05 Opinion of Counsel to Newco. Coinexx shall have received from Messrs. Morse, Zelnick, Rose & Lander, LLP, counsel to PC411 and Newco, an opinion addressed to Coinexx dated the Closing Date in the form annexed hereto as Exhibit F.

         9.06 Actions, Procedures, etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement and all other related legal matters shall be reasonably satisfactory to Coinexx and its counsel; and Coinexx shall have been furnished with such other instruments and documents as it shall have reasonably requested.

         9.07 Elmore Employment Agreement. The Surviving Corporation shall have executed and delivered to Elmore the Elmore Employment Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01 Indemnification by Elmore. Elmore hereby covenants and agrees with PC411 and Newco that he shall reimburse and indemnify PC411 and the Surviving Corporation and their respective successors and assigns (individually an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including reasonable fees and disbursements of counsel) incurred by any of them due to, arising out of, or in connection with, a breach of any of the representations, warranties, covenants or agreements made by Elmore (either individually or jointly and severally with Coinexx or with any other Stockholder) in this Agreement (a "Claim").

         10.02 Indemnification by PC411. PC411 hereby covenants and agrees with the Stockholders that it shall reimburse and indemnify the Coinexx Stockholders and their respective successors and assigns (also individually an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including reasonable fees and disbursements of counsel) incurred by any of them due to, arising out of, or in connection with, a breach of any of the representations, warranties, covenants or agreements made by PC411 or Newco in this Agreement (also a "Claim").

         10.03 Right to Defend, etc.

         (a) If the facts giving rise to any such indemnification shall involve any actual Claim or demand by any third party against an Indemnified Party, the indemnifying party shall be entitled to notice of and entitled to defend or prosecute such Claim at its expense and through counsel of its own choosing if it advises in writing of its intention to do so to the Indemnified Party within thirty (30) days after notice of such Claim has been given to the indemnifying party (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing). Such Indemnified Party shall cooperate in the defense and/or settlement of such Claim, but shall be entitled to be reimbursed, as provided in Section 10.03 hereof, for all costs and expenses incurred by it in connection therewith. No settlement of any Claim may be made without the consent of the indemnifying party, which consent may not be unreasonably withheld; provided, however, that if such indemnifying party has been offered the opportunity to defend such Claim and has elected not to do so then settlement may be made without the consent of the indemnifying party.

         (b) Notwithstanding Section 10.03(a) hereof, if, in the reasonable opinion of PC411, any Claim involves an issue or matter which could have a materially adverse effect on the business, operations, assets or prospects of PC411 or the Surviving Corporation, then, and in such event, PC411 shall have the right to control the defense or settlement of any such Claim. If PC411 should so elect to exercise such right the indemnifying party shall have the right to participate in, but not control, the defense or settlement of such Claim.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated by this Agreement for a period of two years after the Closing.

         11.02 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including all accounting, auditing and legal fees hereby shall be paid by the party (i.e., Coinexx, PC411, Newco or the Stockholders) incurring such expense except that the amount of legal fees charged to Coinexx for services rendered in connection with the transactions contemplated hereunder shall not exceed $8,750.

         11.03 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person,(b) the day following dispatch by an overnight courier service (such as Federal, Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to PC411 or Newco addressed to: c/o New Valley Corporation
                                            100 SE Second Street
                                            Miami, Florida 33131
                                            Attn: J. Bryant Kirkland III






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

         with a copy to:                    Morse, Zelnick, Rose & Lander, LLP
                                            450 Park Avenue
                                            New York, New York 10022
                                            Attn:  Howard L. Morse, Esq.

         If to Coinexx addressed to:        c/o Coinexx Corporation
                                            191 Post Road West
                                            Westport, Connecticut 06880
                                            Attn: R. Mark Elmore

         If to a Shareholder addressed to address set forth below such Shareholder's name on the signature page hereof.

         In each case, with a copy to:      O'Rourke O'Hanlan & Zimmerman, LLP
                                            27 Pine Street
                                            New Canaan, Connecticut 06840
                                            Attn: Victor Zimmerman, Esq.

or such other address as any of the parties shall hereafter notify the other parties in writing.

         11.04 Assignability and Amendments. This Agreement and the rights and obligations created hereunder shall not be assignable by any of the parties. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, legal representatives and assigns.

         11.05 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.

         11.06 Waivers, Remedies. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing Date may be waived by the party entitled to the benefit thereof. Any waiver must be in writing and signed by the party to be bound thereby. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.

         11.07 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings (including, without limitation, Article headings and Section titles) are inserted for convenience of reference only and shall not affect its meaning or interpretation.

         11.08 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         11.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.10 Binding Effects. This Agreement shall be binding upon and incur to the benefit of the parties hereto, their successors, legal representatives and assigns.

                                   ARTICLE XII

                            TERMINATION OF AGREEMENT

         12.01 Termination of the Agreement. Certain of the parties hereto (the "Parties") may terminate this Agreement as provided below:

                  (a) PC411, Newco and Coinexx may terminate this Agreement as to all Parties by written consent at any time prior to the Closing.

                  (b) Either Newco or Coinexx may terminate this Agreement by giving written notice to the other at any time prior to the Closing if the Closing shall not have occurred on or before May 15, 1998, by reason of the failure of any condition precedent under Article VIII hereof in the case of termination by PC411 or Newco or Article IX hereof in the case of termination by Coinexx (provided, however, that the right to terminate this Agreement under this Section 12.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of any of the conditions precedent to the Closing and such action or failure to act constitutes a breach of this Agreement).

                  (c) If any Party terminates this Agreement pursuant to this
Article XII, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that any such termination shall not relieve any Party from any and all liability which may have arisen on account of such Party's breach of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                            COINEXX CORPORATION



                                            By: /s/ R. Mark Elmore
                                                -------------------------------



                                            PC411 CORPORATION



                                            By: /s/ J. Bryant Kirkland III
                                                -------------------------------



                                            PC411 ACQUISITION CORP.



                                            By: /s/ J. Bryant Kirkland III
                                                -------------------------------



                                            /s/ R. Mark Elmore
                                            -----------------------------------
                                                R. MARK ELMORE